EXHIBIT 99.1

RICHMOND MUTUAL BANCORPORATION, INC.
ANNOUNCES INCREASE AND EXTENSION OF STOCK REPURCHASE PROGRAM

Richmond, IN – June 6, 2023 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) (the “Company”), the parent company of First Bank Richmond, today announced that its Board of Directors (the “Board”) approved an amendment to the Company’s existing stock repurchase program by authorizing the purchase of up to 321,386 shares of the Company’s issued and outstanding common stock in addition to the remaining 827,554 shares available for repurchase under the existing program as of June 6, 2023, and extending the stock repurchase program’s expiration date to June 6, 2024. Since the stock repurchase program’s inception through June 6, 2023, the Company has repurchased 357,095 shares at a n aggregate cost of $4.0 million.

Garry Kleer, the Company’s Chairman, President and Chief Executive Officer, commented, “The additional shares added to and extension of our existing stock repurchase program demonstrates the confidence that the Board, management, and I have in the future of the Company in light of what we believe to be the undervalued price of our common stock. While the banking sector is experiencing some turmoil and uncertainty, the Company’s financial condition and operations remain solid given our strong liquidity and capital, our community-based deposit franchise and our high-quality loan and lease portfolio.”

The Board also authorized management to enter into a trading plan with Keefe, Bruyette & Woods, Inc. in accordance with Rule 10b5-1 of the Exchange Act, to facilitate repurchases of its common stock pursuant to the above-mentioned stock repurchase program (the "Rule 10b5-1 plan"). The Rule 10b5-1 plan allows the Company to repurchase shares at times when they might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods. Under the Rule 10b5-1 plan, Keefe, Bruyette & Woods, Inc. will have the authority, subject to the prices, terms and limitations set forth in the Rule 10b5-1 plan, including compliance with Rule 10b-18 of the Exchange Act, to repurchase shares on the Company's behalf.

The actual timing, number and value of shares repurchased under the stock repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 plan, price, general business and market conditions, and alternative investment opportunities. The share repurchase program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its five locations in Sidney, Piqua and Troy, Ohio and its loan production office in Columbus, Ohio.

Forward-Looking Statements

This press release includes certain statements that may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including information regarding purchases by the Company of its common stock pursuant to any Rule 10b5-1 trading plans or otherwise. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, but the absence of these words does not mean that a statement is not forward-looking. By their nature, forward-looking statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include significant changes in the price and availability of the Company’s stock, general economic conditions, as well as those within our industry, and numerous other factors identified in the Company’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the Securities and Exchange Commission – which are available at www.firstbankrichmond.com in the “Investor Relations” section and on the SEC's website at www.sec.gov.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts
Richmond Mutual Bancorporation, Inc.
Garry D. Kleer, Chairman, President and Chief Executive Officer
Bradley M. Glover, Acting Chief Financial Officer
(765) 962-2581